Exhibit 99.1

U.S. Silica Holdings, Inc. to Explore Strategic Alternatives for

Industrial & Specialty Products (ISP) Segment

KATY, Texas, October 6, 2021 – U.S. Silica Holdings, Inc. (NYSE: SLCA), a diversified global performance materials company and a leading producer of high value minerals and specialty products used in a variety of industrial applications and the leading proppant and last-mile logistics provider to the U.S. shale industry, today announced that it is commencing a review of strategic alternatives for its Industrial & Specialty Products (“ISP”) segment. A range of options are under consideration, including a potential sale or separation of the ISP segment.

“Our Board and management team regularly review strategic opportunities, and with our recent equity valuation tightly correlated to the energy markets, we believe now is the appropriate time to further assess the potential of creating two, focused standalone businesses,” said Bryan Shinn, Chief Executive Officer. “Both our ISP and O&G segments are industry leaders, and it is from this position of strength that we believe a separation or sale of ISP has the potential to unlock significant value and maximize returns for all of our stakeholders.”

Shinn continued, “Our ISP segment has built a market-leading portfolio of products and serves numerous essential, high growth and attractive end markets, including renewable energy, food and beverage, chemical additives, paints and coatings, and building products, among others. The business is well aligned with global sustainability initiatives, is positioned to benefit from increased U.S. infrastructure investment and has exposure to environmentally important value chains, including solar panels, wind turbines and green diesel. With its robust new pipeline of commercial products and clear, comprehensive plan, ISP is poised to significantly expand profitability over the next 3-5 years. As we undertake this review, we will continue to focus on our strategy to prioritize free cash flow generation and net debt reduction throughout this process.”

No specific timeline has been established for the completion of the review of strategic alternatives. The Company noted that there can be no assurance that a sale, separation or any other transaction will take place. The Company does not intend to disclose developments with respect to the progress of its evaluation of any strategic options until such time as the Board of Directors has approved a transaction or otherwise deems disclosure required or appropriate.

The Company has retained Centerview Partners LLC as its exclusive financial advisor and Morrison & Foerster LLP as its legal advisor in connection with the strategic review.

About U.S. Silica

U.S. Silica Holdings, Inc. is a performance materials company and is a member of the Russell 2000. The Company is a leading producer of commercial silica used in the oil and gas industry, and in a wide range of industrial applications. Over its 121-year history, U.S. Silica has developed core competencies in mining, processing, logistics and materials science that enable it to produce and cost-effectively deliver over 600 diversified products to customers across our end markets. U.S. Silica’s wholly-owned subsidiaries include EP Minerals and SandBox Logistics™. EP Minerals is an industry leader in the production of products derived from diatomaceous earth, perlite, engineered clays, and non-activated clays. SandBox Logistics™ is a state-of-the-art leader in proppant storage, handling and well-site delivery, dedicated to making proppant logistics cleaner, safer and more efficient. The Company currently operates 24 mines and production facilities and is headquartered in Katy, Texas.

Cautionary Statement Concerning Forward-Looking Statements

This release contains certain forward-looking statements regarding the Company, including statements regarding our review of strategic alternatives for our Industrial & Specialty Products segment. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and other factors outside of the Company’s control that may cause its business, industry, strategy, financing activities or actual results to differ materially, and there can be no assurance regarding the potential outcome or timing of our strategic review process. More information on potential factors that could affect the Company’s financial results is available in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section within the Company’s most recent annual report on Form 10-K, and in other documents that we have filed with, or furnished to, the U.S. Securities and Exchange Commission. If one or more of these or other risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those reflected in our forward-looking statements. The forward-looking statements speak only as of the date hereof, and we disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Investor Contact

Donald A. Merril

Executive Vice President and Chief Financial Officer

(301) 682-0302

Merril@ussilica.com

Patricia Gil

Vice President, Investor Relations

(281) 505-6011

gil@ussilica.com